EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in the amended Registration Statement of Trycera Financial, Inc., a Nevada corporation, on Form S-2/A-3 of our report dated March 15, 2005, with respect to our audit of the financial statements of Trycera Financial, Inc. (formerly Whitelight Technologies, Inc.) as of December 31, 2004 and 2003, and to the reference to our firm under the caption "Experts" in the prospectus.


/s/ Chisholm, Bierwolf & Nilson LLC
Chisholm, Bierwolf & Nilson LLC

Bountiful, Utah
June 8, 2005